Exhibit 99.2

Supplemental Financial Information First Quarter Ended March 31, 2019 May 8, 2019

Forward - Looking Statements This presentation contains “forward - looking statements” (as defined in the Securities Litigation Reform Act of 1995 ) regarding, among other things, future events or the future financial performance of the Company . Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “will,” “estimate,” “may,” “could,” “should,” “outlook,” and “guidance” and words and terms of similar substance used in connection with any discussion of future plans, actions, events or results identify forward - looking statements . Forward - looking statements are based on information currently available to the Company and involve estimates, expectations and projections . Investors are cautioned that all such forward - looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward - looking statements, including, but not limited to, the risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10 - K and subsequent Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K . Many of these risks, uncertainties and assumptions are beyond the Company’s ability to control or predict . Because of these risks, uncertainties and assumptions, investors should not place undue reliance on these forward - looking statements . Furthermore, forward - looking statements speak only as of the information currently available to the Company on the date they are made, and the Company does not undertake any obligation to update publicly or revise any forward - looking statements to reflect events or circumstances that may arise after the date of this presentation . The Company does not give any assurance (1) that the Company will achieve its guidance or expectations, or (2) concerning any result or the timing thereof . All subsequent written and oral forward - looking statements concerning the Company and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above . ” Non - GAAP Financial Information This presentation includes certain financial measures that were not prepared in accordance with U . S . generally accepted accounting principles (“GAAP”), including EBITDA and Adjusted EBITDA . The company uses these non - GAAP financial measures in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items . The company presents these financial measures to investors because they believe they are useful to investors in evaluating the primary factors that drive the company's operating performance . The items excluded from these non - GAAP measures are important in understanding LHC Group’s financial performance, and any non - GAAP measures presented should not be considered in isolation of, or as an alternative to, GAAP financial measures . Since these non - GAAP financial measures are not measures determined in accordance with GAAP, have no standardized meaning prescribed by GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies . EBITDA of LHC Group is defined as net income (loss) before income tax benefit (expense), interest expense, and depreciation and amortization expense . Adjusted EBITDA of LHC Group is defined as net income (loss) before income tax expense benefit (expense), depreciation and amortization expense, and transaction costs related to previous transactions . 2 Please visit the Investors section on our website at Investor.LHCgroup.com for additional information on LHC Group and the industry. Nasdaq: LHCG

Table of Contents

Company overview……4-6

Select key segment statistical and financial data……7

Consolidated results……8-9

Adjustments to net income……10

Segment results……11-15

2019 guidance……16-17

Almost Family update……18

Accelerated joint venture momentum……19

Quality data……20

Debt and liquidity metrics……21

Focus for 2019……22

Non-GAAP reconciliations……23-25

LHC GROUP

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Home Health Hospice HCBS Home Health & Hospice Home Health & HCBS Home Health, Hospice, & HCBS LHC Group Overview 72.2% 10.3% 10.3% 5.5% 1.7% % of Revenue HH Hospice HCBS Facility-based HCI 4

Proven Value Creator on Accelerated Growth Path Unique Assets and Unique Positioning Second largest ACO management company in the U.S., with more than 12,000 unique providers serving more than 460,000 Medicare attributed lives Today’s Industry Vastly Different than 10 Years Ago Home health in front of industry tailwinds with transition to value - based reimbursement and visibility on the reimbursement landscape Preferred setting for lower cost - of - care and higher quality = improved value proposition Accelerated Growth with Multiple Levers Organic growth fed by industry - leading quality scores and co - location strategy Continued momentum of growth from existing and potential JV partners and acquisitions fueled by strong balance sheet Comprehensive in - home healthcare solution on a national scale and the proven leading partner for hospitals and health systems Almost Family Integration Ahead of schedule; demonstrating incremental margin improvement Executing on identified cost synergies of $25 - 30 million; ~$22 million to date 5

• Net service revenue up 72.7% for Q1 as compared to Q1 2018 • Adjusted Earnings Per Share increases 55.6% for Q1 as compared to Q1 2018 • Realized $7.4 million in synergies in Q1 2019 from Almost Family acquisition for a cumulative amount of $21.6 million since Q2 2018 • LHCG standalone quality and patient satisfaction scores continue to lead the industry • Maintained strong pace of acquisitions – acquired or announced acquisitions of $44 million in annualized revenue year to date in 2019 • Organic growth in home health admissions and revenue + growth in hospice admissions and revenue continue to drive earnings growth • 30 ACO’s under management covering 460,000 Medicare lives Commentary on Q1 2019 6

Select Key Segment Statistical and Financial Data Organic growth: (1) Net revenue 7.0% 9.0% Net Medicare revenue 1.7% 4.8% Total new admissions 5.7% 6.7% Medicare new admissions 0.2% 4.3% Average daily census 3.6% 3.4% Average Medicare daily census - 1.8% - 0.6% Medicare completed and billed episodes - 0.7% - 0.2% Three Months Ended March 31, 2019 2018 Home Health Average daily census 14,692 2,102 Billable hours 2,271,894 478,952 Revenue per billable hour $23.43 $29.87 Home and Community - Based Admissions 4,587 4,054 Average daily census 3,752 3,144 Patient days 337,649 282,993 Average revenue per patient day $156.51 $153.25 Hospice Patient days 19,636 22,560 Average revenue per patient day $1,287 $1,248 Occupancy rate 70.4% 80.9% Facility - Based (1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year. 1Q 2019 Consolidated Growth 7 • Revenue: +72.7% • Adjusted EPS: +55.6% • Adjusted EBITDA: +135.8% • Revenue: +70.3% • Adjusted EPS: +46.7% • Adjusted EBITDA: +84.5%

2019 Adjusted Consolidated Results Three months ended March 31 Consolidated Total Adjustments Adjusted Consolidated Net service revenue $502,585 $0 $502,585 Cost of service revenue 320,992 (4,667) 316,325 Gross margin 181,593 186,260 General and administrative expenses 145,221 (5,418) 139,803 Impairment of intangibles and other 6,319 (6,319) 0 Operating income $30,053 $16,404 $46,457 Add back depreciation 4,202 0 4,202 Less noncontrolling interests (4,545) 0 (4,545) Earnings before interest, tax, and depreciation (EBITDA less NCI) $29,710 $16,404 $46,114 EBITDA less NCI as a percentage of revenue 5.9% 9.2% 8

Adjusted Consolidated Results – 2019 vs 2018 Three months ended March 31 2019 Adjusted Consolidated % of rev 2018 Adjusted Consolidated % of rev Net service revenue $502,585 $291,054 Cost of service revenue 316,325 62.9% 188,618 64.8% Gross margin 186,260 37.1% 102,436 35.2% General and administrative expenses 139,803 27.8% 83,192 28.6% Operating income $46,457 9.2% $19,244 6.6% Depreciation 4,202 3,293 Noncontrolling interests (4,545) (2,983) Earnings before interest, tax, and depreciation (EBITDA less NCI) $46,114 $19,554 EBITDA less NCI as a percentage of revenue 9.2% 6.7% • Consolidated Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) increased 250 basis points as a percentage of revenue. This was due to an improvement of 190 basis points in gross margin and 80 basis point improvement in general and administrative expense in the first quarter of 2019 as compared to the same period in 2018. 9

Adjustments to Net Income

PRE-TAX ADJUSTMENTS	Q1 2019	Q1 2018
Almost Family and other acquisition expenses (1)	$7,295	$8,839
Closures/relocations/consolidations (2)	$3,109	$0
Provider moratorium impairment (3)	$6,000	$0
Total	**$16,404**	**$8,839**

ADJUSTMENTS NET OF TAX	Q1 2019	Q1 2018
Almost Family and other acquisition expenses (1)	$5,268	$6,311
Closures/relocations/consolidations (2)	$2,244	$0
Provider moratorium impairment (3)	$4,332	$0
Total	**$11,844**	**$6,311**

ADJUSTMENTS NET OF TAX	Q1 2019	Q1 2018
Almost Family and other acquisition expenses (1)	$0.17	$0.35
Closures/relocations/consolidations (2)	$0.07	$0.00
Provider moratorium impairment (3)	$0.14	$0.00
Total	**$0.38**	**$0.35**

Footnotes:

(1) Transition, integration and Homecare Homebase conversion expenses and other costs associated with the acquisition of Almost Family and other recently announced or completed acquisitions.

(2) Expenses and impairments associated with the closure or consolidation of 8 locations in the first quarter of 2019 along with residual costs and expenses in connection with the closures in the fourth quarter of 2018.

(3) During the first quarter of 2019, the Company recorded $6.0 million of moratoria fair value impairment as a result of the Centers for Medicare and Medicaid Services ("CMS") action to remove all federal moratoria with regard to Medicare provider enrollment. In assigning fair value acquired in acquisitions as required by ASC 805, Business Combinations, the Company had assigned fair value to Certificates of need or license moratoria, as applicable, in certain states.

LHC GROUP

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Three Months Ended March 31, 2019 Adjusted Segment Results

	Home health services	Adjustments	Adjusted Home health services	Hospice services	Adjustments	Adjusted Hospice services	HCBS services	Adjustments	Adjusted HCBS services
Net service revenue	$363,035		$363,035	$51,736		$51,736	$51,785		$51,785
Cost of service revenue	226,123	(3,403)	222,720	33,176	(201)	32,975	39,855	(194)	39,661
Gross margin	136,912		140,315	18,560		18,761	11,930		12,124
General and administrative expenses	104,839	(3,649)	101,190	14,853	(925)	13,928	10,982	(286)	10,696
Impairment of intangibles and other	6,318	(6,318)	0	1	(1)	0	0	0	0
Operating income	$25,755	$13,370	$39,125	$3,706	$1,127	$4,833	$948	$480	$1,428
Add back depreciation	2,403		2,403	426		426	310		310
Less noncontrolling interests	(3,780)		(3,780)	(601)		(601)	310		310
Earnings before interest, tax, and depreciation (EBITDA less NCI)	$24,378	$13,370	$37,748	$3,531	$1,127	$4,658	$1,568	$480	$2,048
EBITDA less NCI as a percentage of revenue	6.7%		10.4%	6.8%		9.0%	3.0%		4.0%

	Facility-based services	Adjustments	Adjusted Facility-based services	HCI	Adjustments	Adjusted HCI services
Net service revenue	$27,701		$27,701	$8,328		$8,328
Cost of service revenue	17,732	(158)	17,574	4,106	(711)	3,395
Gross margin	9,969		10,127	4,222		4,933
General and administrative expenses	9,177	(197)	8,980	5,370	(361)	5,009
Impairment of intangibles and other	0	0	0	0	0	0
Operating income	$792	$355	$1,147	($1,148)	$1,072	($76)
Add back depreciation	757		757	306		306
Less noncontrolling interests	(481)		(481)	7		7
Earnings before interest, tax, and depreciation (EBITDA less NCI)	$1,068	$355	$1,423	($835)	$1,072	$237
EBITDA less NCI as a percentage of revenue	3.9%		5.1%	-10.0%		2.8%

LHC GROUP

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Three months ended March 31, 2019 Adjusted Home health services % of rev 2018 Adjusted Home health services % of rev Net service revenue $363,035 $204,187 Cost of service revenue 222,720 61.3% 130,161 63.7% Gross margin 140,315 38.7% 74,026 36.3% General and administrative expenses 101,190 27.9% 58,927 28.9% Operating income $39,125 10.8% $15,099 7.4% Depreciation 2,403 2,147 Noncontrolling interests (3,780) (2,236) Earnings before interest, tax, and depreciation (EBITDA less NCI) $37,748 $15,010 EBITDA less NCI as a percentage of revenue 10.4% 7.4% • Home Health Adjusted EBITDA margin improved 300 basis points in the first quarter of 2019 compared to the same period in 2018 due to strong cost management in general and administrative expenses, which is down 100 basis points as a percentage of revenue and higher gross margin by 240 basis points due to continual operational efficiencies. 12 Home Health Segment Adjusted Segment Results – 2019 vs 2018

Three months ended March 31, 2019 Adjusted Hospice services % of rev 2018 Adjusted Hospice services % of rev Net service revenue $51,736 $42,626 Cost of service revenue 32,975 63.7% 28,018 65.7% Gross margin 18,761 36.3% 14,608 34.3% General and administrative expenses 13,928 26.9% 12,217 28.7% Operating income $4,833 9.3% $2,391 5.6% Depreciation 426 498 Noncontrolling interests (601) (417) Earnings before interest, tax, and depreciation (EBITDA less NCI) $4,658 $2,472 EBITDA less NCI as a percentage of revenue 9.0% 5.8% • Hospice Adjusted EBITDA margin improved 320 basis points in the first quarter of 2019 compared to the same period in 2018 due to a 200 basis point improvement in the gross margin and 180 basis point improvement in general and administrative expenses as a percentage of revenue. Both improvements are attributable to increasing organic growth in admissions while improving operating efficiencies. 13 Hospice Segment Adjusted Segment Results – 2019 vs 2018

Three months ended March 31, 2019 Adjusted HCBS services % of rev 2018 Adjusted HCBS services % of rev Net service revenue $51,785 $14,091 Cost of service revenue 39,661 76.6% 10,790 76.6% Gross margin 12,124 23.4% 3,301 23.4% General and administrative expenses 10,696 20.7% 2,902 20.6% Operating income $1,428 2.8% $399 2.8% Depreciation 310 111 Noncontrolling interests 310 (21) Earnings before interest, tax, and depreciation (EBITDA less NCI) $2,048 $489 EBITDA less NCI as a percentage of revenue 4.0% 3.5% 14 Home and Community Based Services Segment Adjusted Segment Results – 2019 vs 2018

Facility - Based Services Segment Adjusted Segment Results – 2019 vs 2018 Three months ended March 31, 2019 Adjusted Facility - based services % of rev 2018 Adjusted Facility - based services % of rev Net service revenue $27,701 $30,150 Cost of service revenue 17,574 63.4% 19,649 65.2% Gross margin 10,127 36.6% 10,501 34.8% General and administrative expenses 8,980 32.4% 9,146 30.3% Operating income $1,147 4.1% $1,355 4.5% Depreciation 757 537 Noncontrolling interests (481) (309) Earnings before interest, tax and depreciation (EBITDA less NCI) $1,423 $1,583 EBITDA less NCI as a percentage of revenue 5.1% 5.2% 15

Drivers: • Revenue midpoint increased $10 million due to our recent joint venture partnership with Geisinger Health System. Pennsylvania assets closed on April 1, and the New Jersey assets are expected to close on June 1. • Adjusted earnings per share midpoint increased $0.10 due to solid cost management along with continued operational efficiencies (50% of the increase) and a lower anticipated effective tax rate from approximately 28.5% to 28% at the midpoint (remaining 50% of the increase). • Adjusted EBITDA midpoint increased $2 million due to solid cost management along with continued operational efficiencies in prior acquisitions 2019 Guidance Raised Original FY 2019 Guidance Midpoint – 02/27/2019 ( in millions except for EPS data ) Raised FY 2019 Guidance Midpoint – 05/08/2019 ( in millions except for EPS data ) Revenue $2,105 $2,115 EPS $4.20 $4.30 EBITDA $215 $217 • Net service revenue increased to a range of $2.09 billion to $2.14 billion from $2.08 billion to $2.13 billion • Adjusted earnings per share increased to a range of $4.25 to $4.35 from $4.15 to $4.25 • Adjusted EBITDA increased to a range of $214 million to $220 million from $212 million to $218 million 16

Assumptions • Total of $12 million to $17 million in pre - tax cost synergies in connection with the Almost Family acquisition , of which $7.4 million have been realized in the first quarter. The 2019 synergies would bring the total run - rate cost synergies by the second half of 2019 to a range of $25 million to $30 million. • Estimated effective tax rate of 27.5% to 28.5% • Weighted average diluted shares of approximately 31.3 million for the full year of 2019 • 5% to 7% organic growth in home health admissions • 6% to 8% organic growth in hospice admissions • Implicit price concession of 1.5% to 1.7% as a percentage of revenue 2019 Guidance compared to 2018 FY 2018 Adjusted Results ( in millions except for EPS data ) Raised FY 2019 Guidance Midpoint – 05/08/2019 ( in millions except for EPS data ) Growth in 2019 over 2018 Revenue $1,810 $2,115 +16.9% EPS $3.55 $4.30 +21.1% EBITDA $162 $217 +34.0% • Net service revenue of $2.09 billion to $2.14 billion • Adjusted earnings per share of $4.25 to $4.35 • Adjusted EBITDA of $214 million to $220 million 17

Almost Family and other Integration Updates On pace to achieve the top end of our $25 million to $30 million target for run rate cost synergies by the second half of 2019 Adjusted Almost Family home health contribution margin up 260 bps from 2018 The quality star ratings of Almost Family agencies was up to 3.86 in the CMS April preview, compared with 3.63 in January and 3.61 in October. Operating within transformation phase 6 months ahead of schedule 18 Patient satisfaction star rating was also up in the Almost Family agencies in the April preview to 4.04 as compared to 3.66 in January and 3.57 in October.

Accelerated Joint Venture Momentum Following Successful Almost Family Acquisition Joint Venture Partner State Date Closed Locations Annual Revenue 1st Choice Home Health THR/Methodist Texas 2/1/2018 1 $2,800,000 St. Mary's Regional Medical Center Home Health St. Mary's Regional Medical Center Nevada 5/1/2018 1 $3,000,000 St. Mary's Regional Medical Center Hospice St. Mary's Regional Medical Center Nevada 8/1/2018 1 $5,000,000 Capital Region Medical Center Home Health Capital Region Medical Center Missouri 8/1/2018 1 $1,600,000 Home Health of Wilson LifePoint North Carolina 9/1/2018 1 $3,800,000 Guardian Home Health LifePoint North Carolina 12/1/2018 1 $3,000,000 Commonwealth LifePoint Virginia 12/1/2018 2 $3,300,000 Unity Health Homecare Unity Health Arkansas 1/31/2019 2 $4,000,000 Total acquired revenue since Almost Family acquisition $26,500,000 Geisinger/ AtlantiCare Pennsylvania New Jersey 4/1/2019 (PA) E: 6/1/2019 (NJ) 13 $35,000,000 Capital Region Medical Center Missouri E: 6/1/2019 3 $5,000,000 Total acquired and announced revenue 26 $66,500,000 19

Industry - Leading Quality and Patient Satisfaction • 94% of LHC locations have CMS 4 stars or greater for quality • 96% of LHC same - store locations have CMS 4 stars or greater for patient satisfaction 20 Quality April 2019 Preview Jan 2019 National Avg LHC Group 4.67 4.59 3.28 Almost Family 3.86 3.63 3.28 Combined 4.31 4.16 3.28 Patient Satisfaction April 2019 Preview Jan 2019 National Avg LHC Group 4.51 4.09 3.55 Almost Family 4.04 3.66 3.55 Combined 4.30 3.92 3.55 • 100% of LHC Group agencies are Joint Commission accredited or are seeking accreditation • Fewer than 15% of all home care agencies nationwide earn Joint Commission accreditation

Debt and Liquidity Metrics Outstanding Debt ( amounts in thousands ) As of Mar. 31, 2019 Total Debt – Balance Sheet $239,000 Less: Cash $38,520 Net Debt $200,480 Net debt to estimated 2019 adjusted EBITDA ratio 0.92x Credit Facility ( amounts in thousands ) As of Mar. 31, 2019 Revolver Size $500,000 Less: Outstanding Revolver $239,000 Less: Letters of Credit $30,400 Available Revolver $230,600 Plus: Cash $30,852 Plus: Accordion $200,000 Total Liquidity $461,452 Cash Flow ( amounts in thousands ) As of Mar. 31, 2019 Free Cash Flow (3 Months Ended) $24,082 + Cash adjustments to Q1 2019 EBITDA 10,030 = Adjusted Free Cash Flow (3 Months Ended) $34,112 DSO’s 47 days 21

Focus for 2019 Maintain disciplined capital allocation with new joint ventures and other M&A activity Realize cost synergies from Almost Family acquisition to reach a run rate of $25 - $30 million by second half of 2019 Continue to lead industry with regulatory lobbying and readiness Maximize value of Healthcare Innovations business Capture incremental growth from raising Almost Family quality scores to LHCG standards Accelerate plans for unlocking untapped potential of co - location strategy Capture market share gains and incremental contributions from recent joint ventures and other acquisitions 22 Continue to lead the industry in quality and patient satisfaction scores Continue our focus as an industry leader in key areas around employee recruitment and retention including vacancy rate and voluntary turnover

Non - GAAP Reconciliations (Amounts in thousands, unaudited) RECONCILIATION OF REVENUE AFTER ADOPTION OF ASU 2014 - 09 RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP Three Months Ended March 31, 2019 2018 Net Service Revenue, pre - adoption $510,937 $295,980 Less: Implicit price concession (1) 8,352 4,926 Net Service Revenue, post - adoption $502,585 $291,054 Three Months Ended March 31, 2019 2018 Net income attributable to LHC Group, Inc.’s common stockholders $18,856 $4,995 Add (net of tax): Almost Family and other acquisition expenses (2) 5,268 6,311 Closures/relocations/consolidations (3) 2,244 ─ Provider moratorium impairment (4) 4,332 ─ Adjusted net income attributable to LHC Group, Inc.’s common stockholders $30,700 $11,306 23 Footnotes are on page 26

Non - GAAP Reconciliations (Amounts in thousands, unaudited ) RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE TO LHC GROUP PER DILUTED SHARE Three Months Ended March 31, 2019 2018 Net income attributable to LHC Group, Inc.’s common stockholders $0.60 $0.28 Add (net of tax): Almost Family and other acquisition expenses (2) 0.17 0.35 Closures/relocations/consolidations (4) 0.07 ─ Provider moratorium impairment (5) 0.14 ─ Adjusted net income attributable to LHC Group, Inc.’s common stockholders $0.98 $0.63 Footnotes : 1. All amounts previously classified as provision for bad debts are now classified as implicit price concessions in determining the transaction price of the Company's net service revenue . 2. Transition, integration and Homecare Homebase conversion expenses and other costs associated with the acquisition of Almost Family and other recently announced or completed acquisitions ( $ 7 . 3 million pre - tax in the three months ended March 31 , 2019 ) . 3. Expenses and impairments associated with the closure or consolidation of 8 locations in the first quarter of 2019 along with residual costs and expenses in connection with the closures in the fourth quarter of 2018 . ( $ 3 . 1 million pre - tax in the three months ended March 31 , 2019 ) . 4. During the first quarter of 2019 , the Company recorded $ 6 . 0 million of moratoria fair value impairment as a result of the Centers for Medicare and Medicaid Services (“CMS”) action to remove all federal moratoria with regard to Medicare provider enrollment as required by ASC 805 , Business Combinations, the Company had assigned fair value to Certificates of need or license moratoria, as applicable, in certain states . 24

• Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) For the three month period ended March 31, 2019 2018 Net income $18,856 $4,995 Add: Income tax expense 3,600 977 Interest expense, net 3,052 1,450 Depreciation and amortization 4,202 3,293 Adjustment items (1) 16,404 8,839 Adjusted EBITDA $46,114 $19,554 (1) Adjustment items (pre - tax): Almost Family merger and other acquisition expenses $7,295 $8,839 Closures/relocations/consolidations 3,109 ─ Provider moratorium impairment 6,000 ─ Total adjustments $16,404 $8,839 Non - GAAP Reconciliations (Amounts in thousands, unaudited) 25